UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported February 21, 2007)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 21, 2007, the Compensation and Employee Benefits Committee of the Board of Directors (the “Committee”) of Caraustar Industries, Inc. (the “Company”) made the determinations described below with regard to annual base salary increases and incentive compensation of the Company’s named executive officers.

Base Salaries for 2007. Historically, the Committee has considered and made adjustments to salaries of the Company’s executive officers, to be effective March 1 of each year. In light of the current challenges facing the industry and the Company, management proposed that the Committee forego any salary increases for the Company’s executive officers at this time. The Committee accepted management’s proposal and salaries for executive officers were maintained at 2006 levels.

Annual Incentive Bonuses Earned in 2006. The Committee approved incentive awards earned during 2006 and paid in 2007 to the Company’s named executive officers. The incentive awards were based on achievement of Company performance goals established by the Committee in early 2006. For named executives, the Company performance goal measurement was: Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and execution against a strategic transformation plan for the Company. In addition, a portion of each participant’s bonus was based on the achievement of individual goals, which were also approved by the Committee in early 2006. For 2006, the named executives had an opportunity to earn up to 120% of their base salary based on achievement of established financial target. The target was 60% of base salary for achieving the Company performance goals. The named executives also had an opportunity to earn up to 30% of their base salary for achieving their individual goals approved by the Committee. Based on the Company’s performance and the attainment of 26.7% of the performance goal measure, the Company’s named executive officers would have been granted awards that averaged 41.7% of each executive’s base salary. The Committee, however, exercised its discretion and reduced the incentive awards from an average of 41.7% of each executive’s base salary to an average of 25% of each executive’s base salary. The amounts of the incentive awards paid to the named executive officers that earned awards are as follows:

Michael J. Keough	$154,167
Ronald J. Domanico	104,167
Steve L. Kelchen	84,896
Thomas C. Dawson	81,792
John R. Foster	70,041

Also on February 21, 2007, the Committee approved an incentive award of $36,526 earned in 2006 and paid in 2007 to Jimmy A. Russell, former Vice President of the Company’s Industrial and Consumer Products Group. The incentive award paid to Mr. Russell is pursuant to a Separation and Retirement agreement entered into between Mr. Russell and the Company on May 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2007

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer